Exhibit 99.1

FOR IMMEDIATE RELEASE

Quad/Graphics Reports Third Quarter 2011 Results; Declares Cash Dividend of $0.20 per Share

SUSSEX, WI, November 9, 2011 — Quad/Graphics, Inc. (NYSE: QUAD) ("Quad/Graphics" or the "Company"), today reported results for its third quarter ending September 30, 2011, and declared a cash dividend of $0.20 per share, payable on December 10, 2011, to shareholders of record as of November 30, 2011.  The results reported below include the Company's Canadian operations, which are in the process of being sold, unless otherwise noted.

Third quarter 2011 net sales were $1,186 million versus $1,209 million for the same period in 2010. The results reflect moderate declines in volume primarily due to macroeconomic pressures, including continuing industry softness in the book market, and an aggressive pricing environment. Adjusted EBITDA for the third quarter was $173.6 million versus $159.2 million in the same period in 2010. The increase in Adjusted EBITDA was mostly attributable to Worldcolor transaction synergy savings and lower incentive compensation. Adjusted EBITDA was adversely affected by volume and pricing pressures, as well as temporary productivity declines associated with transitioning work from plants being consolidated as part of the Worldcolor integration.

"The volume declines we began to see late in the second quarter accelerated during the third quarter, and included continued weakness in the book market," said Joel Quadracci, Chairman, President & CEO. "This, along with temporary productivity declines and ongoing competitive pricing pressures, resulted in Adjusted EBITDA below what we had anticipated for the quarter. Given this environment, we remain focused on performing well for our customers, improving productivity and aggressively managing costs to produce results that drive shareholder value."

John Fowler, Executive Vice President & Chief Financial Officer, explained that the circumstances that led Adjusted EBITDA to be lower than anticipated in the quarter are expected to continue through the remainder of the year. As a result, the Company is revising its Adjusted EBITDA outlook for 2011. "Based on our third quarter results, as well as anticipated softer volume in the fourth quarter and continued productivity impacts, we believe full year Adjusted EBITDA will be lower than what we anticipated," Fowler said. "We now project a range of $610 million to $625 million for full year 2011 Adjusted EBITDA. We continue to expect Recurring Free Cash Flow to be $260 million to $300 million."

The Company continues to make progress with the Worldcolor integration. "We remain confident in our ability to achieve more than $225 million in synergy savings on an annual run-rate basis within 24 months of the acquisition closing, and we achieved $32 million in incremental synergy savings during the third quarter 2011," Quadracci said. "Last month we announced the next phase of facility closures in Richmond, Va., and Stillwater, Okla., and will continue to identify additional cost-saving opportunities as we move forward with this very large and complex integration. As an indication of our progress, Adjusted EBITDA margin for the third quarter increased to 14.6%, and excluding the Canadian discontinued operations, the margin increased to 15.6%."

The Company is focused on creating value for its clients and shareholders through innovative solutions that increase efficiencies and cost savings, and provide multichannel marketing opportunities to grow revenue. "During the quarter we introduced a new distributive co-mail model to help our clients achieve extensive distribution efficiencies and postage savings," Quadracci said. "We have 30% more co-mail volume than we did one year ago, and volume is essential to maximizing postage savings, which is critical because postage is our clients' largest production cost category. In addition, our clients benefit from our proprietary co-mail optimization software that enhances savings opportunities. In the quarter, we also introduced a number of interactive print solutions to help our clients more effectively connect print with new and engaging mobile technologies, including augmented reality and near field communication."

The Company continues to manage its outstanding debt and pension liability to maintain a strong balance sheet that provides it with flexibility to adjust to changing economic conditions. "We completed a very successful debt refinancing during the quarter that provided us with an improved maturity schedule, reduced cost of borrowing and additional financial flexibility," Fowler explained. "Our quarter-end leverage ratio of 2.46 times during our peak season for working capital remains within our targeted range of 2.0 to 2.5 times and demonstrates the continued financial strength of our business. We believe our business will continue to generate significant cash flow to support our disciplined capital deployment strategy. The priorities for that capital will be adjusted based on current circumstances and what we think is best for shareholder value creation. For example, during the quarter we began to execute a share repurchase program, and we also have maintained our cash dividend to shareholders, which demonstrates our commitment to providing returns."

In September, the Company completed its acquisition of Transcontinental Inc.'s Mexican business. "This acquisition supports our disciplined strategy to grow profitably in promising, higher-growth geographies and end markets where we can be a leader through a diverse product offering, and a superior and efficient operating platform," Quadracci said. "It also represents a significant step toward realizing our goal of creating the most efficient, productive and integrated printing platform in Latin America to serve clients already in or looking to enter this promising marketplace."

"We are proud to be printers and innovators, and are confident in print's ability to drive business results for publishers and marketers," he said. "Although there are many factors beyond our control, we will work to create additional shareholder value by evaluating the best manner in which to deploy our capital while continuing to remove costs from our structure to be in line with softer volumes, industry pricing pressures and ongoing uncertainty in the economy."

Three Months

For the three months ended September 30, 2011, net sales inclusive of Canadian operations were $1,186 million, compared to net sales of $1,209 million in the same period in 2010. Also inclusive of the Canadian operations, Adjusted EBITDA and Adjusted EBITDA margin were $173.6 million and 14.6%, compared to $159.2 million and 13.2% in the same period in 2010.

Excluding the Canadian operations, which are treated as a discontinued operation for accounting purposes, continuing operations net sales were $1,109 million compared to $1,129 million in the same period in 2010. Continuing operations Adjusted EBITDA and Adjusted EBITDA margin were $173.5 million and 15.6%, compared to $153.2 million and 13.6% in the same period in 2010.

Net loss attributable to common shareholders in the three months ended September 30, 2011, was $(22.4) million, or $(0.48) diluted loss per share, as compared to $(232.5) million or $(5.01) diluted loss per share in the same period in 2010. The third quarter net loss includes restructuring, impairment and transaction-related charges of $48.3 million and $74.0 million in 2011 and 2010, respectively, and a $34.0 million loss on debt extinguishment in 2011. Excluding the effects of restructuring, impairment and transaction-related charges and loss on debt extinguishment, and utilizing a 40% normalized effective tax rate in both years, net earnings would have been $37.8 million or $0.80 diluted earnings per share for the three months ended September 30, 2011, as compared to $24.9 million or $0.54 diluted earnings per share in the same period in 2010.

Year-to-Date

For the nine months ended September 30, 2011, net sales inclusive of Canadian operations were $3,359 million compared to net sales of $2,007 million in the same period in 2010. Also inclusive of the Canadian operations, Adjusted EBITDA and Adjusted EBITDA margin were $441.0 million and 13.1% compared to $278.8 million and 13.9% in the same period in 2010.

Excluding the Canadian operations, which are treated as a discontinued operation for accounting purposes, continuing operations net sales were $3,109 million compared to $1,927 million in the same period in 2010. Continuing operations Adjusted EBITDA and Adjusted EBITDA margin were $431.3 million and 13.9%, compared to $272.8 million and 14.2% in the same period in 2010.

Net loss attributable to common shareholders in the nine months ended September 30, 2011, was $(40.0) million, or $(0.85) diluted loss per share, as compared to $(276.7) million or $(8.07) diluted loss per share in the same period of 2010. The year-to-date net loss includes restructuring, impairment and transaction-related charges of $106.5 million and $111.6 million in 2011 and 2010, respectively, and a $34.0 million loss on debt extinguishment in 2011. Excluding the effects of restructuring, impairment and transaction-related charges and loss on debt extinguishment, and utilizing a 40% normalized effective tax rate in both years, net earnings would have been $56.1 million or $1.19 diluted earnings per share for the nine months ended September 30, 2011, as compared to $21.7 million or $0.63 diluted earnings per share in the same period in 2010.

Third Quarter 2011 Conference Call

Quad/Graphics (NYSE: QUAD) will hold a conference call at 10 a.m. ET on Thursday, November 10, 2011, to discuss third quarter 2011 results. The call will be hosted by Quad/Graphics Chairman, President & CEO Joel Quadracci and Executive Vice President & CFO John Fowler. The full earnings release and the slide presentation will be concurrently available on the investor relations section of Quad/Graphics' website at http://investors.qg.com.

This event is being streamed as a webcast with slide presentation.  It is recommended that you listen via computer at http://us.meeting-stream.com/quadgraphics_111011/. Please test your connection prior to joining to ensure a successful user experience. The test link is http://test.meeting-stream.com.

If for any reason you are unable to stream, you can listen to the audio via the telephone by calling:

•	Toll-Free: (877) 217-9946 (US/Canada)

•	Toll: (702) 696-4824 (International)

•	Conference ID: 16445782

The replay will be available for 30 days following the conference call. To access the replay via phone, please call (855) 859-2056 or (404) 537-3406 and enter the Conference ID number 16445782. To access the replay via the internet, please use the following link: http://us.meeting-stream.com/quadgraphics_111011/. Registration is required for replay.

Forward-Looking Statements

To the extent any statements made in this press release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, Quad/Graphics' objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook, and can generally be identified by the use of words such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "foresee," "believe," or "continue," or the negatives of these terms, variations on them and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Quad/Graphics. These risks, uncertainties and other factors could cause actual results to differ materially from those expressed or implied by those forward-looking statements.  Among such risks, uncertainties and other factors that may impact Quad/Graphics are: the impact of significant overcapacity in the commercial printing industry, which creates downward pricing pressure and fluctuating demand for printing services; the impact of fluctuations in costs and availability of raw materials, energy costs and freight rates;  Quad/Graphics may be unable to achieve the estimated potential synergies expected from the acquisition of Worldcolor or it may take longer or cost more than expected to achieve those synergy savings; unexpected costs or liabilities related to the Worldcolor acquisition, including the effects of purchase accounting that may be different from Quad/Graphics' allocations; failure to successfully integrate the operations of Quad/Graphics and Worldcolor; the impact of electronic media and similar technological changes; changes in macroeconomic or political conditions in the countries where Quad/Graphics operates; regulatory matters and risks; legislative developments or changes in laws; the impact of fluctuations in interest rates and foreign exchange rates; the retention of existing, and continued attraction of additional, key employees; and the effect of accounting pronouncements issued periodically by standard-setting bodies.

Quad/Graphics cautions that the foregoing list of risks, uncertainties and other factors is not exhaustive and you should carefully consider the other factors detailed from time to time in Quad/Graphics' filings with the United States Securities and Exchange Commission and other uncertainties and potential events when relying on the Company's forward-looking statements to make decisions with respect to Quad/Graphics.

Because forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Except to the extent required by the federal securities laws, Quad/Graphics undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Quad/Graphics

Quad/Graphics (NYSE: QUAD) is a global provider of print and related multichannel solutions for consumer magazines, special interest publications, catalogs, retail inserts/circulars, direct mail, books, directories, and commercial and specialty products, including in-store signage. Headquartered in Sussex, Wis. (just west of Milwaukee), the Company has approximately 24,000 full-time equivalent employees working from more than 60 print-production facilities as well as other support locations throughout the United States, Canada, Latin America and Europe. As a printing industry innovator, Quad/Graphics (www.QG.com) is redefining the power of print in today's multimedia world by helping its clients use print as the foundation of multichannel communications strategies to drive their top-line revenues.

Investor Relations Contact:
Barb Bolens
Assistant Treasurer and Director of Investor Relations, Quad/Graphics
414-566-4959
Barb.Bolens@qg.com

Media Contact:
Claire Ho
Director of Corporate Communications, Quad/Graphics
414-566-2955
Claire.Ho@qg.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended September 30, 2011 and 2010
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended September 30,
	2011	2010
Net sales	$1,109.4	$1,129.1

Cost of sales	840.4	871.2
Selling, general and administrative expenses	96.0	106.6
Depreciation and amortization	85.1	84.3
Restructuring, impairment and transaction-related charges	31.8	69.4
Total operating expenses	1,053.3	1,131.5

Operating income (loss) from continuing operations	56.1	(2.4)

Interest expense	25.4	31.1
Loss on debt extinguishment	34.0	—

Loss from continuing operations before income taxes and equity in earnings of unconsolidated entities	(3.3)	(33.5)

Income tax expense	2.8	198.8

Loss from continuing operations before equity in earnings of unconsolidated entities	(6.1)	(232.3)

Equity in earnings of unconsolidated entities	0.6	2.0

Net loss from continuing operations	$(5.5)	$(230.3)

Loss from discontinued operations, net of tax (1)	(16.8)	(2.1)

Net loss	$(22.3)	$(232.4)

Net earnings attributable to noncontrolling interests	(0.1)	(0.1)

Net loss attributable to Quad/Graphics common shareholders	$(22.4)	$(232.5)

Loss per share attributable to Quad/Graphics common shareholders:
Basic and Diluted:
Continuing operations	$(0.12)	$(4.97)
Discontinued operations	(0.36)	(0.04)
Loss per share attributable to Quad/Graphics common shareholders	$(0.48)	$(5.01)

Weighted average number of common shares outstanding:
Basic and Diluted	47.1	46.4

(1)	Includes the results of the Canadian operations. Net loss from continuing operations and its components exclude the Canadian operations.

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2011 and 2010
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2011	2010
Net sales	$3,109.0	$1,927.0

Cost of sales	2,380.7	1,456.8
Selling, general and administrative expenses	298.5	203.5
Depreciation and amortization	255.9	181.8
Restructuring, impairment and transaction-related charges	82.1	107.0
Total operating expenses	3,017.2	1,949.1

Operating income (loss) from continuing operations	91.8	(22.1)

Interest expense	84.5	61.4
Loss on debt extinguishment	34.0	—

Loss from continuing operations before income taxes and equity in earnings of unconsolidated entities	(26.7)	(83.5)

Income tax (benefit) expense	(8.1)	197.2

Loss from continuing operations before equity in earnings of unconsolidated entities	(18.6)	(280.7)

Equity in earnings of unconsolidated entities	1.7	6.3

Net loss from continuing operations	$(16.9)	$(274.4)

Loss from discontinued operations, net of tax (1)	(22.9)	(2.1)

Net loss	$(39.8)	$(276.5)

Net earnings attributable to noncontrolling interests	(0.2)	(0.2)

Net loss attributable to Quad/Graphics common shareholders	$(40.0)	$(276.7)

Loss per share attributable to Quad/Graphics common shareholders:
Basic and Diluted:
Continuing operations	$(0.36)	$(8.01)
Discontinued operations	(0.49)	(0.06)
Loss per share attributable to Quad/Graphics common shareholders	$(0.85)	$(8.07)

Weighted average number of common shares outstanding:
Basic and Diluted	47.2	34.3

(1)	Includes the results of the Canadian operations. Net loss from continuing operations and its components exclude the Canadian operations.

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended September 30, 2011 and 2010
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended September 30,			Three Months Ended September 30,
	2011			2010
	Consolidated	Discontinued Operations (1)	Continuing Operations	Consolidated	Discontinued Operations (1)	Continuing Operations

Net sales	$1,185.7	$76.3	$1,109.4	$1,208.7	$79.6	$1,129.1

Cost of sales	906.7	66.3	840.4	938.8	67.6	871.2
Selling, general and administrative expenses	105.9	9.9	96.0	112.6	6.0	106.6
Depreciation and amortization	85.4	0.3	85.1	87.8	3.5	84.3
Restructuring, impairment and transaction-related charges	48.3	16.5	31.8	74.0	4.6	69.4
Total operating expenses	1,146.3	93.0	1,053.3	1,213.2	81.7	1,131.5

Operating income (loss)	39.4	(16.7)	56.1	(4.5)	(2.1)	(2.4)

Interest expense	25.5	0.1	25.4	31.1	—	31.1
Loss on debt extinguishment	34.0	—	34.0	—	—	—

Loss before income taxes and equity in earnings of unconsolidated entities	(20.1)	(16.8)	(3.3)	(35.6)	(2.1)	(33.5)

Income tax expense	2.8	—	2.8	198.8	—	198.8

Loss before equity in earnings of unconsolidated entities	(22.9)	(16.8)	(6.1)	(234.4)	(2.1)	(232.3)

Equity in earnings of unconsolidated entities	0.6	—	0.6	2.0	—	2.0

Net loss	$(22.3)	$(16.8)	$(5.5)	$(232.4)	$(2.1)	$(230.3)

Net earnings attributable to noncontrolling interests	(0.1)	—	(0.1)	(0.1)	—	(0.1)

Net loss attributable to Quad/Graphics common shareholders	$(22.4)	$(16.8)	$(5.6)	$(232.5)	$(2.1)	$(230.4)

Loss per share attributable to Quad/Graphics common shareholders:
Basic and Diluted	$(0.48)	$(0.36)	$(0.12)	$(5.01)	$(0.04)	$(4.97)

Weighted average number of common shares outstanding:
Basic and Diluted	47.1	47.1	47.1	46.4	46.4	46.4

(1)
The Canadian operations to be sold are presented as discontinued operations. This schedule is presented to provide the full income statement for consolidated, discontinued and continuing results of operations.

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2011 and 2010
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,			Nine Months Ended September 30,
	2011			2010
	Consolidated	Discontinued Operations (1)	Continuing Operations	Consolidated	Discontinued Operations (1)	Continuing Operations

Net sales	$3,358.5	$249.5	$3,109.0	$2,006.6	$79.6	$1,927.0

Cost of sales	2,592.1	211.4	2,380.7	1,524.4	67.6	1,456.8
Selling, general and administrative expenses	326.9	28.4	298.5	209.5	6.0	203.5
Depreciation and amortization	263.6	7.7	255.9	185.3	3.5	181.8
Restructuring, impairment and transaction-related charges	106.5	24.4	82.1	111.6	4.6	107.0
Total operating expenses	3,289.1	271.9	3,017.2	2,030.8	81.7	1,949.1

Operating income (loss)	69.4	(22.4)	91.8	(24.2)	(2.1)	(22.1)

Interest expense	84.9	0.4	84.5	61.4	—	61.4
Loss on debt extinguishment	34.0	—	34.0	—	—	—

Loss before income taxes and equity in earnings of unconsolidated entities	(49.5)	(22.8)	(26.7)	(85.6)	(2.1)	(83.5)

Income tax (benefit) expense	(8.0)	0.1	(8.1)	197.2	—	197.2

Loss before equity in earnings of unconsolidated entities	(41.5)	(22.9)	(18.6)	(282.8)	(2.1)	(280.7)

Equity in earnings of unconsolidated entities	1.7	—	1.7	6.3	—	6.3

Net loss	$(39.8)	$(22.9)	$(16.9)	$(276.5)	$(2.1)	$(274.4)

Net earnings attributable to noncontrolling interests	(0.2)	—	(0.2)	(0.2)	—	(0.2)

Net loss attributable to Quad/Graphics common shareholders	$(40.0)	$(22.9)	$(17.1)	$(276.7)	$(2.1)	$(274.6)

Loss per share attributable to Quad/Graphics common shareholders:
Basic and Diluted	$(0.85)	$(0.49)	$(0.36)	$(8.07)	$(0.06)	$(8.01)

Weighted average number of common shares outstanding:
Basic and Diluted	47.2	47.2	47.2	34.3	34.3	34.3

(1)
The Canadian operations to be sold are presented as discontinued operations. This schedule is presented to provide the full income statement for consolidated, discontinued and continuing results of operations.

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2011 and December 31, 2010
(in millions)
(UNAUDITED)

	September 30, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$15.8	$20.5
Receivables, less allowances for doubtful accounts	662.4	786.4
Inventories	284.7	247.4
Prepaid expenses and other current assets	150.0	64.3
Deferred income taxes	82.0	76.8
Short-term restricted cash	2.7	16.0
Current assets of discontinued operations (1)	72.1	—

Total current assets	1,269.7	1,211.4

Property, plant and equipment—net	2,192.2	2,317.8
Goodwill	782.0	814.7
Other intangible assets—net	314.7	368.3
Long-term restricted cash	75.6	84.5
Equity method investments in unconsolidated entities	71.3	82.5
Other long-term assets	46.5	67.8
Long-term assets of discontinued operations (1)	102.9	—

Total assets	$4,854.9	$4,947.0

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$314.3	$332.4
Amounts owing in satisfaction of bankruptcy claims	20.4	26.1
Accrued liabilities	329.8	427.1
Purchase price payable on business exchange transaction	62.2	—
Short-term debt and current portion of long-term debt	83.1	102.6
Current portion of capital lease obligations	24.1	14.5
Current liabilities of discontinued operations (1)	47.2	—

Total current liabilities	881.1	902.7

Long-term debt	1,505.2	1,418.4
Unsecured notes to be issued	40.9	52.5
Capital lease obligations	20.9	43.2
Deferred income taxes	461.1	433.8
Other long-term liabilities	463.9	603.8
Long-term liabilities of discontinued operations (1)	68.4	—

Total liabilities	3,441.5	3,454.4

Redeemable equity	4.7	10.6

Quad/Graphics common stock and other equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	1,001.1	1,002.0
Treasury stock, at cost	(295.1)	(295.7)
Retained earnings	665.3	720.9
Accumulated other comprehensive income	35.5	52.7

Quad/Graphics common stock and other equity	1,408.2	1,481.3

Noncontrolling interests	0.5	0.7

Total common stock and other equity and noncontrolling interests	1,408.7	1,482.0

Total liabilities and shareholders' equity	$4,854.9	$4,947.0

(1)
Includes the assets and liabilities held for sale of the Canadian operations as of September 30, 2011. The assets and liabilities of the Canadian operations were not retroactively reclassified in the December 31, 2010 condensed consolidated balance sheet.

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2011 and 2010
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2011	2010
OPERATING ACTIVITIES
Net loss	$(39.8)	$(276.5)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	263.6	185.3
Other non-cash adjustments to net loss	74.4	231.0
Changes in operating assets and liabilities—net of acquisitions	(135.3)	(156.9)

Net Cash Provided by (Used in) Operating Activities	162.9	(17.1)

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(134.3)	(73.9)
Proceeds from the sale of property, plant and equipment	13.0	10.1
Equity investment in unconsolidated entities	—	(10.0)
Transfers from (to) restricted cash	22.2	(66.0)
Deposit made related to business exchange transaction	(50.8)	—
Acquisition of businesses—net of cash acquired	(4.6)	20.6

Net Cash Used in Investing Activities	(154.5)	(119.2)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	649.0	689.2
Payments of long-term debt	(743.9)	(490.0)
Payments of capital lease obligations	(11.7)	(25.3)
Borrowings on revolving credit facilities	875.2	627.9
Payments on revolving credit facilities	(712.7)	(428.0)
Payment of debt issuance costs	(11.5)	(45.8)
Bankruptcy claim payments on unsecured notes to be issued	(11.6)	—
Proceeds from issuance of common stock	1.6	0.8
Tax benefit on exercise of stock options	0.8	—
Purchase of treasury stock	(5.4)	—
Payment of cash distributions	—	(140.0)
Payment of cash dividends	(18.9)	(14.0)
Payment of tax distributions	(4.8)	(9.5)

Net Cash Provided by Financing Activities	6.1	165.3

Effect of exchange rates on cash and cash equivalents	(19.2)	(1.1)

Net (Decrease) Increase in Cash and Cash Equivalents	(4.7)	27.9

Cash and Cash Equivalents at Beginning of Period	20.5	8.9

Cash and Cash Equivalents at End of Period	$15.8	$36.8

The condensed consolidated statements of cash flows includes the Canadian operations to be sold in both periods.

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three and Nine Months Ended September 30, 2011 and 2010
(in millions)
(UNAUDITED)

	Net Sales	Operating Income/(Loss)	Restructuring, Impairment and Transaction-Related Charges
Three months ended September 30, 2011
North America Print and Related Services	$986.5	$92.8	$7.2
International	122.9	(4.8)	2.6
Total operating segments	1,109.4	88.0	9.8
Corporate	—	(31.9)	22.0
Total	$1,109.4	$56.1	$31.8

Three months ended September 30, 2010
North America Print and Related Services	$1,018.6	$58.7	$25.1
International	110.5	(9.9)	5.9
Total operating segments	1,129.1	48.8	31.0
Corporate	—	(51.2)	38.4
Total	$1,129.1	$(2.4)	$69.4

Nine months ended September 30, 2011
North America Print and Related Services	$2,753.2	$180.2	$38.0
International	355.8	(15.6)	5.0
Total operating segments	3,109.0	164.6	43.0
Corporate	—	(72.8)	39.1
Total	$3,109.0	$91.8	$82.1

Nine months ended September 30, 2010
North America Print and Related Services	$1,702.9	$88.2	$26.0
International	224.1	(43.6)	31.5
Total operating segments	1,927.0	44.6	57.5
Corporate	—	(66.7)	49.5
Total	$1,927.0	$(22.1)	$107.0

Results from the Canadian operations to be sold are excluded from the segment financial information presented above.

Restructuring, impairment and transaction-related charges are included in Operating Income/(Loss) above.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin
For the Three Months Ended September 30, 2011 and 2010
(in millions)
(UNAUDITED)

	Three Months Ended September 30,
	2011	2010
Net loss attributable to Quad/Graphics common shareholders	$(22.4)	$(232.5)

Interest expense	25.4	31.1
Income tax expense	2.8	198.8
Depreciation and amortization	85.1	84.3

EBITDA (Non-GAAP)	$90.9	$81.7
EBITDA Margin (Non-GAAP)	8.2%	7.2%

Restructuring, impairment and transaction-related charges (1)	31.8	69.4
Loss on debt extinguishment	34.0	—
Loss from discontinued operations, net of tax	16.8	2.1

Adjusted EBITDA from continuing operations (Non-GAAP)	$173.5	$153.2
Adjusted EBITDA Margin from continuing operations (Non-GAAP)	15.6%	13.6%

Adjusted EBITDA from discontinued operations (Non-GAAP) (2)	$0.1	$6.0
Adjusted EBITDA Margin from discontinued operations (Non-GAAP) (2)	0.1%	7.5%

Adjusted EBITDA - consolidated (Non-GAAP)	$173.6	$159.2
Adjusted EBITDA Margin - consolidated (Non-GAAP)	14.6%	13.2%
 __________________________________

(1)	Operating results from continuing operations for the three months ended September 30, 2011 and 2010 were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended September 30,
	2011	2010
Employee termination costs (a)	$3.4	$17.0
Impairment charges (b)	4.0	6.4
Transaction-related charges (c)	0.9	32.1
Integration costs (d)	20.0	8.1
Other restructuring charges (e)	3.5	5.8

Restructuring, impairment and transaction-related charges from continuing operations	$31.8	$69.4
 __________________________________

(a)	Employee termination costs were from severance payments for plant closures and other various workforce reductions.

(b)
Impairment charges incurred in the three months ended September 30, 2011 were from machinery and equipment. Impairment charges incurred in the three months ended September 30, 2010 were from the announcement of the Reno, Nevada plant closure.

(c)
Transaction-related charges incurred in the three months ended September 30, 2011 were primarily related to the Transcontinental transaction. Transaction-related charges incurred in the three months ended September 30, 2010 were primarily due to the Worldcolor acquisition.

(d)	Integration costs were primarily from the integration of Worldcolor into Quad/Graphics.

(e)	Other restructuring charges were primarily from costs to maintain and exit closed facilities, as well as lease exit charges.

(2)
Includes the Adjusted EBITDA and Adjusted EBITDA margin for the Canadian operations to be sold, calculated in a consistent manner with the calculation above for Adjusted EBITDA and Adjusted EBITDA margin from continuing operations.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin and Recurring Free Cash Flow.  They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics gauges the profitability and assesses the performance of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin
For the Nine Months Ended September 30, 2011 and 2010
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2011	2010
Net loss attributable to Quad/Graphics common shareholders	$(40.0)	$(276.7)

Interest expense	84.5	61.4
Income tax (benefit) expense	(8.1)	197.2
Depreciation and amortization	255.9	181.8

EBITDA (Non-GAAP)	$292.3	$163.7
EBITDA Margin (Non-GAAP)	9.4%	8.5%

Restructuring, impairment and transaction-related charges (1)	82.1	107.0
Loss on debt extinguishment	34.0	—
Loss from discontinued operations, net of tax	22.9	2.1

Adjusted EBITDA from continuing operations (Non-GAAP)	$431.3	$272.8
Adjusted EBITDA Margin from continuing operations (Non-GAAP)	13.9%	14.2%

Adjusted EBITDA from discontinued operations (Non-GAAP) (2)	$9.7	$6.0
Adjusted EBITDA Margin from discontinued operations (Non-GAAP) (2)	3.9%	7.5%

Adjusted EBITDA - consolidated (Non-GAAP)	$441.0	$278.8
Adjusted EBITDA Margin - consolidated (Non-GAAP)	13.1%	13.9%
 __________________________________

(1)	Operating results from continuing operations for the nine months ended September 30, 2011 and 2010 were affected by the following restructuring, impairment and transaction-related charges:

	Nine Months Ended September 30,
	2011	2010
Employee termination costs (a)	$19.2	$18.2
Impairment charges (b)	4.0	30.8
Transaction-related charges (c)	1.9	41.0
Integration costs (d)	35.3	10.3
Other restructuring charges (e)	21.7	6.7

Restructuring, impairment and transaction-related charges from continuing operations	$82.1	$107.0
 __________________________________

(a)	Employee termination costs were from severance payments for plant closures and other various workforce reductions.

(b)
Impairment charges incurred in the nine months ended September 30, 2011 were from machinery and equipment. Impairment charges incurred in the nine months ended September 30, 2010 were from the announcement of the Pila, Poland and Reno, Nevada plant closures.

(c)
Transaction-related charges incurred in the nine months ended September 30, 2011 were primarily related to the Transcontinental transaction. Transaction-related charges incurred in the nine months ended September 30, 2010 were primarily due to the Worldcolor acquisition.

(d)
Integration costs were primarily from the integration of Worldcolor into Quad/Graphics.  Integration cost in 2011 is net of a $7.1 million gain on the collection of a previously written off note receivable related to the June 2008 sale of Worldcolor's European operations. This non-recurring gain was excluded from the calculation of Adjusted EBITDA.

(e)	Other restructuring charges were primarily from costs to maintain and exit closed facilities, as well as lease exit charges.

(2)
Includes the Adjusted EBITDA and Adjusted EBITDA margin for the Canadian operations to be sold, calculated in a consistent manner with the calculation above for Adjusted EBITDA and Adjusted EBITDA margin from continuing operations.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin and Recurring Free Cash Flow.  They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics gauges the profitability and assesses the performance of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
RECURRING FREE CASH FLOW
For the Nine Months Ended September 30, 2011
(in millions)
(UNAUDITED)

Nine Months Ended
September 30, 2011
Net cash provided by operating activities	$162.9

Add back non-recurring payments:
Restructuring payments - consolidated	104.7
World Color Press bankruptcy payments	10.1

Add back non-cash purchase accounting adjustments	3.4

Recurring cash flows from operating activities	281.1

Less: purchases of property, plant and equipment	(134.3)

Recurring Free Cash Flow	$146.8

Recurring Free Cash Flow includes the amounts from the Canadian operations to be sold.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin and Recurring Free Cash Flow.  They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics gauges the profitability and assesses the performance of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2011 and 2010
(in millions)
(UNAUDITED)

	Nine Months Ended September 30, 2011			Nine Months Ended September 30, 2010
	(actual)			(pro forma)
	Consolidated	Discontinued Operations (1)	Continuing Operations	Consolidated	Discontinued Operations (1)	Continuing Operations
Net sales	$3,358.5	$249.5	$3,109.0	$3,379.6	$239.7	$3,139.9

Cost of sales	2,592.1	211.4	2,380.7	2,596.5	201.8	2,394.7
Selling, general and administrative expenses	326.9	28.4	298.5	341.5	26.9	314.6
Depreciation and amortization	263.6	7.7	255.9	280.0	9.5	270.5
Restructuring, impairment and transaction-related charges	106.5	24.4	82.1	157.9	14.2	143.7
Total operating expenses	3,289.1	271.9	3,017.2	3,375.9	252.4	3,123.5

Operating income (loss)	69.4	(22.4)	91.8	3.7	(12.7)	16.4

Interest expense	84.9	0.4	84.5	100.8	—	100.8
Loss on debt extinguishment	34.0	—	34.0	—	—	—

Loss before income taxes and equity in earnings of unconsolidated entities	(49.5)	(22.8)	(26.7)	(97.1)	(12.7)	(84.4)

Income tax (benefit) expense	(8.0)	0.1	(8.1)	164.6	1.1	163.5

Loss before equity in earnings of unconsolidated entities	(41.5)	(22.9)	(18.6)	(261.7)	(13.8)	(247.9)

Equity in earnings of unconsolidated entities	1.7	—	1.7	6.3	—	6.3

Net loss	$(39.8)	$(22.9)	$(16.9)	$(255.4)	$(13.8)	$(241.6)

Net earnings attributable to noncontrolling interests	(0.2)	—	(0.2)	(0.2)	—	(0.2)

Net loss attributable to Quad/Graphics common shareholders	$(40.0)	$(22.9)	$(17.1)	$(255.6)	$(13.8)	$(241.8)

(1)
The Canadian operations to be sold are presented as discontinued operations. This schedule is presented to provide the full income statement for consolidated, discontinued and continuing results of operations.

Pro forma include the historical results in U.S. GAAP of Quad/Graphics and Worldcolor for the respective periods, giving effect to the acquisition of Worldcolor as of January 1, 2010. Pro forma adjustments included in the unaudited pro forma condensed financial information are for pro forma events that are: (1) directly attributable to the arrangement, (2) factually supportable and (3) expected to have a continuing impact on the combined results, as detailed in the Company's Registration Statement on Form S-4/A (Registration No. 333-165259) filed with the SEC on May 26, 2010.

QUAD/GRAPHICS, INC.
PRO FORMA - RECONCILIATION OF GAAP TO NON-GAAP MEASURES
For the Nine Months Ended September 30, 2011 and 2010
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2011	2010
	(actual)	(pro forma)
Net loss attributable to Quad/Graphics common shareholders	$(40.0)	$(255.6)

Interest expense	84.5	100.8
Income tax (benefit) expense	(8.1)	163.5
Depreciation and amortization	255.9	270.5

EBITDA (Non-GAAP)	$292.3	$279.2
EBITDA Margin (Non-GAAP)	9.4%	8.9%

Restructuring, impairment and transaction-related charges	82.1	143.7
Loss on debt extinguishment	34.0	—
Loss from discontinued operations, net of tax	22.9	13.8

Adjusted EBITDA from continuing operations (Non-GAAP)	$431.3	$436.7
Adjusted EBITDA Margin from continuing operations (Non-GAAP)	13.9%	13.9%

Adjusted EBITDA from discontinued operations (Non-GAAP) (1)	$9.7	$11.0
Adjusted EBITDA Margin from discontinued operations (Non-GAAP) (1)	3.9%	4.6%

Adjusted EBITDA - consolidated (Non-GAAP)	$441.0	$447.7
Adjusted EBITDA Margin - consolidated (Non-GAAP)	13.1%	13.2%

(1)
Includes the Adjusted EBITDA and Adjusted EBITDA margin for the Canadian operations to be sold, calculated in a consistent manner with the calculation above for Adjusted EBITDA and Adjusted EBITDA margin from continuing operations.

Pro forma include the historical results in U.S. GAAP of Quad/Graphics and Worldcolor for the respective periods, giving effect to the acquisition of Worldcolor as of January 1, 2010.  Pro forma adjustments included in the unaudited pro forma condensed financial information are for pro forma events that are: (1) directly attributable to the arrangement, (2) factually supportable and (3) expected to have a continuing impact on the combined results, as detailed in the Company's Registration Statement on Form S-4/A (Registration No. 333-165259) filed with the SEC on May 26, 2010.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin and Recurring Free Cash Flow.  They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics gauges the profitability and assesses the performance of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.